Exhibit 10.2

Agreement

That was written and signed in Ramat Gan on the 5th of March 2015

By and between:	L. and S. Light and Strong Ltd. co. no. 514030741

Of Ha-adom Street, Industrial zone, P.O. Box 7042

(hereinafter: the “Company”)

Of the first part;

And:	Ofer Amir, Identity Certificate no. 59789479

44 Hazoreah St. Kfar Shmaryahu

(hereinafter: “Ofer”)

Of the second part;

And:

Gal Erez, Identity Certificate no. 59297770

7 Haperach Baganim Herzliya

(hereinafter: the “Gal”)

Of the third part;

And:	Ephraim Menashe, identity certificate no. 68791904

44 Szold St. Ramat Hasharon

(hereinafter: “Ephraim”)

Of the third part;

Whereas:	on the 7th of July 2014 an agreement was signed in which the Company undertook to issue to Ephraim (by an issue to a trustee on behalf of Ephraim, Adv. Lior Shefes) 16,465,203 shares of the Company (hereinafter: the “Shares”) and 5,488, 400 options convertible into 5,488,400 shares of the Company (hereinafter the “Options”), in consideration for transferring the intellectual property, the plans, the manufacturing rights and the knowhow required for developing an unmanned plan that is capable of climbing to a height of 65,000 feet (hereinafter: the “Plane” and the “Intellectual Property”). A copy of the agreement that was signed on the 7th of July 2014 is attached to this agreement as part of this agreement and as an integral part of it, marked as appendix A.

And whereas	after the shares and the options were issued to Menashe, Menashe began to provide services to the Company in the framework of developing the plan so that as of the date of signing this agreement the development is at the earliest of stages.

And whereas	after discussions between the Company and Ephraim it was agreed that the part in the agreement appendix A concerning the contract between Ephraim and the Company shall be cancelled, Ephraim shall return the shares and the options to the Company that were issued to him (and which were registered in the name of the Adv. Lior Shefes as a trustee for Ephraim) and the Company shall return to Ephraim everything that it received from him (including, the intellectual property, plans insofar as transferred, manufacturing rights and knowhow).

Therefore it was declared, stipulated and agreed between the parties as follows:

1.	General and Representations

1.1.	The preamble and the appendixes to this agreement constitute an integral part of it.

1.2.	The titles of the sections in this agreement are for convenience only and they do not have and they shall not be given any weight for its interpretation.

1.1.	Any provision and/or expression denoted in singular language shall also include plural, and vice versa, any provision and/or expression denoted in female language shall also include male, and vice versa, and reference to a person shall also include a corporation, and vice versa.

2.	The Agreement

2.1.	It is agreed that the part in the agreement appendix A concerning the contract between Ephraim and the Company shall be cancelled.

2.2.	Within 3 days after signing this agreement, Ephraim shall return the shares and the options issued to him to the Company (and which were registered in the name of Adv. Lior Shefes for Ephraim) and the Company shall return to Ephraim everything that it received from him (including the intellectual property, the plans insofar as transferred, manufacturing rights and knowhow).

2.3.	Upon performing the aforesaid Ephraim shall not have rights towards the Company by virtue of the agreement appendix A of this agreement.

2.4.	The shareholders’ registry of the Company and the register of the option holders of the Company shall be amended in order to reflect the agreements set forth in this agreement, and the shares returned to the Company shall be registered as part of its unissued capital.

2.5.	The Company shall deliver notices to the Companies Registrar with respect to a change in the Company’s shareholders registry.

3.	Miscellaneous

3.1.	In any event that any party shall not use any right conferred upon him according to this agreement or according to any law, shall not be considered as a waiver by him of that right and he shall be entitled to use these rights. The party in breach may not claim laches or waiver.

3.2.	The terms of this agreement fully include the parties’ agreements and conditions, and they prevail over any contract, consent, representation and undertaking that predated the signature on this agreement, and which were made in writing or verbally.

3.3.	Ephraim confirms that he was given the possibility of consulting with an attorney on his behalf with respect to the provisions of this agreement/

3.4.	Any change and/or cancellation of any of the provisions of this agreement shall be made only in a written document that shall be signed by all the parties.

3.5.	The parties shall take all other steps that are needed for the implementation and performance of this agreement, including signing additional documents that shall be required.

3.6.	Any notice that shall be sent by registered mail by any of the parties to the other party according to the addresses mentioned in the preamble shall be regarded as if it was received by the other party, 72 hours after it was sent as mentioned, if sent by fax – within 24 hours after it was sent, and if it was personally delivered – at the time of its delivery.

And in witness whereof the parties have signed:

( - )	( - )

Gal Erez	Ephraim Menashe

( - )	stamp and signature

Ofer Amir	The Company

Confirmation of the Trustee:

I the undersigned, Adv. Lior Shefer, confirm that all the shares and/or options that were issued to Ephraim Menashe and which were held by him in trust have been returned to the Company according to the provisions of this agreement.

Stamp and signature

Lior Shefes, Adv.